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                                                                    EXHIBIT 10.1

                                 AGREEMENT FOR
                          PURCHASE AND SALE OF ASSETS


         This Agreement for Purchase and Sale of Assets is made as of February 25, 1997, by and among Carlisle FoodService Products, Incorporated, a Delaware corporation ("Purchaser"), Plastics Manufacturing Company, a Nevada corporation ("PMC") and Sun Coast Holdings, Inc., a Nevada corporation and the owner of all of the outstanding capital stock of PMC ("Sun Coast") (PMC and Sun Coast are sometimes referred to herein, collectively, as "Sellers" and, individually, as a "Seller").

                                R E C I T A L S:

         A. PMC, through its Institutional Foodservice Division (the "Foodservice Division"), is engaged in the business of designing and manufacturing melamine and injection-molded accessory items for the commercial and institutional foodservice markets (the "Business" it being understood that this term excludes reference to any aspect of PMC's business of manufacturing chemicals, retail dinnerware products, premium products and children's artisan products).

         B. Sun Coast owns certain intellectual property rights used in connection with the Business.

         C. Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers, on the terms and conditions hereinafter set forth, certain assets of PMC used in connection with the Business and the intellectual property rights of Sun Coast used in connection with the Business.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


         I.  Purchase and Sale of Assets; No Liabilities Assumed

         1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing,
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Sellers shall sell, assign, deliver and transfer to Purchaser, and Purchaser agrees to purchase and acquire from Sellers, free and clear of all Encumbrances the following:

         (a) Equipment and Molds. All (i) the items listed on the Foodservice "A" Plant Equipment Report attached hereto as Exhibit A, and (ii) the items listed on the Mold Evaluation Report attached hereto as Exhibit B (collectively, the "Equipment and Molds");

         (b) Inventory. Referencing the Foodservice Inventory Report attached hereto as Exhibit C, Purchaser shall acquire the following inventory categories with the following modifications;

                 (i) Compression. All the decorated and undecorated inventory shown on the Foodservice Inventory Report, with such additions and deletions as may arise after the date of such Report in the ordinary course of Business (the "Compression Inventory"), but excluding (A) all such inventory not listed in the current catalog and price list of the Business except current private label products, and
         (B) with respect to each particular item, all quantities not saleable, as reasonably determined by Purchaser, within twelve (12) months of the Closing Date (the "Excluded Compression Inventory"). With respect to the Excluded Compression Inventory, Purchaser agrees to reasonably assist Seller in connection with the sale of such items, including taking such items on a consignment basis on terms acceptable to the parties.

                 (ii) Injection. All injection inventory shown on the Foodservice Inventory Report, with such additions and deletions as may arise after the date of such Report in the ordinary course of Business (the "Injection Inventory"), but excluding (A) all such inventory not listed in the current catalog and price list of the Business except current private label products, and (B) with respect to each particular item, all quantities not saleable, as reasonably determined by Purchaser, within twelve (12) months of the Closing Date.

                 (iii) Packaging. All packaging inventory shown on the Foodservice Inventory Report relating to the Injection Inventory (the "Injection Packaging Inventory"), but excluding all items not usable, as reasonably determined by Purchaser,





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         within twelve (12) months of the Closing Date.

                 (iv) Definition. The Compression Inventory, Injection Inventory and Injection Packaging Inventory are collectively referred to as the "Inventory."

         (c) Intellectual Property Rights. All patents, patent applications, copyrights, copyright applications, trade names, trade dress, goodwill, trademarks or servicemarks, registered or unregistered and applications therefor (including the trademarks "Texas-Ware(R)," "Dallas Ware(R)," "Texan(R)" and "Durus I(R)" and any and all formatives, variances, derivatives or other names similar to the foregoing), logos, processes, inventions, trade secrets, discoveries, improvements, drawings, designs, patterns, know-how, manufacturing standards and procedures, databases, product names and other intellectual property rights listed on Exhibit D to this Agreement, owned by PMC and used or useful in connection with the Business (the "PMC Intellectual Property Rights") or owned by Sun Coast and used or useful in connection with the Business (the "Sun Coast Intellectual Property Rights" and, together with the PMC Intellectual Property Rights, the "Intellectual Property Rights").

         (d) Definition. The Molds and Equipment, Inventory and Intellectual Property Rights are collectively referred to as the "Assets."

         (e) Delivery. All of the Assets excluding the Equipment and Molds used to manufacture the Compression Inventory (the "Compression Equipment and Molds") shall be delivered F.O.B. PMC's place of business at 2700 S. Westmoreland Avenue, Dallas, Texas on the date following the expiration of the Operating Transition Period described in the Transition Services and Cross License Agreement attached hereto as Exhibit H (the "Operating Expiration Date") or sooner if requested by Purchaser. The Compression Equipment and Molds shall be delivered F.O.B. PMC's place of business at 2700 S. Westmoreland Avenue, Dallas, Texas on the date following the expiration of the Molding Transition Period described in the Transition Services and Cross License Agreement attached hereto as Exhibit H (the "Molding Expiration Date") or sooner if requested by Purchaser.

         1.3     No Liabilities to be Assumed.  Purchaser shall not





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assume, and nothing contained in this Agreement shall be construed as an assumption by Purchaser of, any liabilities, obligations or undertakings of either Seller of any nature whatsoever, whether fixed or contingent, known or unknown (collectively, the "Retained Liabilities"). Sellers shall continue to be responsible for all Retained Liabilities and Sellers agree to pay, perform and discharge all such Retained Liabilities.



                              II.  Purchase Price

         2.1     Purchase Price.

         (a) The aggregate purchase price for the Assets (the "Purchase Price") shall equal the sum of the following amounts:

                 (i) an amount equal to the Book Value of the Equipment and Molds on February 28, 1997;

                 (ii) an amount equal to the lesser of the Book Value or sixty-five (65%) percent of the Net Selling Price of each product class, as reasonably determined by Purchaser, comprising the Compression Inventory on the Operating Expiration Date;

                 (iii) an amount equal to the lesser of the Book Value or sixty (60%) percent of the Net Selling Price of each product class, as reasonably determined by Purchaser, comprising the Injection Inventory on the Operating Expiration Date; plus

                 (iv) an amount equal to the Book Value of the Injection Packaging Inventory on the Operating Expiration Date.

         (b) The parties acknowledge that the Purchase Price shall not be determinable on the Closing Date and agree that, on the Closing Date, Purchaser shall pay Sun Coast (as agent of the Sellers) by wire transfer in Federal Funds or other immediately available funds to a bank account designated by Sun Coast, an amount in cash equal to $2,104,108, which amount represents 100% of the projected Book Value of the Equipment and Molds and 90% of the projected Book Value of the Inventory (the "Preliminary Purchase Price").





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         (c)     As promptly as practicable following the Operating Expiration
Date, the Purchaser shall conduct a physical count of the Equipment and Molds and Inventory and submit to Sun Coast a calculation of their respective Book Values and the Purchase Price (the "Proposed Purchase Price"). Within twenty
(20) days after the receipt of such calculation, Sun Coast may notify Purchaser in writing of any objections or changes to the calculation of the Book Values and the Proposed Purchase Price, specifying in reasonable detail any such objections or changes, and the parties shall attempt in good faith to resolve any such dispute. If the parties cannot resolve such dispute within a period of thirty (30) days commencing from Purchaser's receipt of Sun Coast's notification, the parties shall submit the matter to a mutually acceptable independent accounting firm (the "Accountant") whose decision with respect to the disputed matter shall be binding on the parties. The prevailing parties shall be entitled to receive from the other party its costs and expenses, including reasonable attorneys fees in connection with its objection or defense to the calculation. The fees and expenses of the Accountant shall be paid by the party against whom a decision is rendered. The prevailing party shall be the party whose Proposed Purchase Price is closest to the purchase price determined by the Accountant (the "Final Purchase Price").

         (d) If the Proposed Purchase Price (or, if disputed, the Final Purchase Price) is greater than the Preliminary Purchase Price, Purchaser shall pay to Sun Coast (as agent of the Sellers) the amount of the excess; and if the Proposed Purchase Price (or, if disputed, the Final Purchase Price) is less than the Preliminary Purchase Price, Sun Coast shall pay to Purchaser the amount of the deficit. Any payment pursuant to this Section 2.1(d) shall be made promptly by wire transfer in Federal Funds or other immediately available funds to a bank account designated by the appropriate party.

         (e) For purposes of this Agreement, the following definitions shall apply:

         "Book Value" with respect to the Inventory, shall be calculated using Sellers' 1996 standard costing methodology, applied on a basis consistent with Sellers' past practices; provided that no unsustainable allocation or inclusion of cost is incorporated into the standard cost build-up and, with respect to





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the Molds and Equipment, shall be calculated in accordance with generally accepted accounting principles, applied on a basis consistent with Sellers' past practices.

         "Net Selling Price" means, the average 1996 sales price of a particular Inventory item less freight, sales taxes, discounts and rebates.

         2.2     Compression Packaging Inventory.

         (a) On the Molding Expiration Date, PMC shall sell, assign, deliver and transfer to Purchaser, and Purchaser shall purchase from PMC, free and clear of all Encumbrances the packaging inventory shown on the Foodservice Inventory Report relating to the Compression Inventory with such additions thereto and deletions therefrom as may hereafter arise (the "Compression Packaging Inventory"), but excluding all items not usable, as reasonably determined by Purchaser, within twelve (12) months of the Closing Date.

         (b) The purchase price for the Compression Packaging Inventory shall equal the Book Value of the Compression Packaging Inventory on the Molding Expiration Date and shall be paid by Purchaser to Sun Coast (as agent of the Sellers) by wire transfer by Federal Funds or other immediately available funds to a bank account designated by Sun Coast, promptly following the delivery of the Compression Packaging Inventory to Purchaser.

         (c) The Compression Packaging Inventory shall be delivered F.O.B. PMC's place of business at 2700 S. Westmoreland Avenue, Dallas, Texas on the Molding Expiration Date.

         2.3     Allocation of Purchase Price.

         (a) Set forth on Exhibit E is the initial allocation of the Purchase Price among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986 (the "Code") (the "Initial Allocation"). Purchaser, at its expense and option, may, with respect to any Asset, obtain an appraisal from an appraisal firm. The Sellers will assist Purchaser and such appraisal firm in completing the appraisal.

         (b) Within thirty (30) days after the Purchase Price is finally adjusted in accordance with Section 2.1, Purchaser and





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Sellers shall agree on a final allocation of the Purchase Price (the "Closing
Allocation") determined in a manner consistent with the determination of the Initial Allocation. The Closing Allocation shall be final and binding on parties hereto.

         (c) Sellers and Purchaser agree to report the sale and purchase of the Assets for all tax purposes in a manner consistent with the Closing Allocation and shall not take any position inconsistent with the Closing Allocation and further agree to file all forms required under Section 1060 of the Internal Revenue Code of 1986.


                III.  Representations and Warranties of Sellers

         As a material inducement to Purchaser to enter into this Agreement and with the understanding that Purchaser will be relying thereon in consummating the transactions contemplated by this Agreement, each Seller, jointly and severally, represents and warrants to Purchaser as follows:

         3.1 Organization and Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and, has all requisite corporate power and authority to carry on the Business as it is now being conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law. Schedule 3.1 to this Agreement sets forth with respect to the Business, each jurisdiction in which Sellers are qualified to do business.

         3.2 Corporate Authorization. Each Seller has full corporate power and authority to enter into this Agreement and to sell the Assets in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Sellers, and all other agreements or instruments to be executed by Sellers pursuant to this Agreement, have been duly and effectively authorized by the respective boards of directors and/or shareholders, as applicable, of Sellers and no other corporate proceedings on the part of Sellers are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes and such other agreements or instruments will





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constitute, the legal, valid and binding obligations of Sellers, which are, or will be, enforceable against Sellers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity.

         3.3 No Liens or Encumbrances. Sellers have, and on the Closing Date will transfer and convey to Purchaser, good, marketable and insurable title to the Assets, and on the Closing Date the Assets shall be free and clear of all mortgages, liens, claims, charges, encumbrances, leases, security interests, pledges, and title retention agreements of any kind or nature (collectively, "Encumbrances").

         3.4 No Breaches; etc. Neither Seller is in violation of, and the execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement does not and will not result in any breach or acceleration of, any of the terms or conditions of their respective articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which such member is a party or by which the Assets are bound. The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the violation of any statute, regulation, judgment, writ, injunction or decree of any court, nor require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party.

         3.5 Assets. The Equipment and Molds are in reasonably good order and repair and are usable and fit for their intended purposes, except for ordinary wear and tear sustained in the ordinary course of business. There are no defects in the Equipment and Molds or other conditions relating thereto which adversely affect the operation or value of the Equipment and Molds. The Equipment and Molds constitute all of the equipment and molds that have been used by Sellers in the operation of the Business and comprise all the Equipment and Molds necessary to operate the Business in the ordinary course. The Equipment and Molds are in





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conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, occupational safety and health laws and regulations, and environmental laws) presently in effect or, to knowledge of Sellers, presently scheduled to take effect.

         3.6 Inventory. All inventories reflected on the Foodservice Inventory Report are stated at the lower of cost or market value determined using the first-in, first-out ("FIFO") method of accounting and are regularly offered from current price lists, and consist of items of a quality and quantity usable or saleable under Purchaser's current inventory valuation practices in the ordinary course of the Business, without discount from the prices generally charged for like inventory other than normal trade discounts regularly offered by the Business for prompt payment or quantity purchased. Set forth on Schedule 3.6 is a description of the trade discounts offered by and to the Business. The finished goods and merchandise in inventory is of merchantable quality and the work-in-process inventory is capable of being manufactured into finished goods, both as determined in accordance with Purchaser's current inventory valuation practices.

         3.7     Intellectual Property Rights.

         (a) The Intellectual Property Rights are all those used by or useful to the Business and are valid and in full force and effect. No other intangible or intellectual property is required to permit the conduct of the Business as now conducted or presently proposed to be conducted. All patents, copyrights and trademarks have been duly registered or filed in the United States Patent and Trademark Office, and such registrations have been properly maintained and renewed in accordance with all applicable laws, rules and regulations.

         (b) Sellers have good and marketable title to and own or exclusively hold all rights to use, free and clear of all liens, claims, restrictions, and infringements, the Intellectual Property Rights. The Intellectual Property Rights are valid, subsisting, enforceable and in full force and effect. There is no infringement or other adverse claim against any of the Intellectual Property Rights. In operating the Business, neither Seller has received any notice or has any knowledge that any Seller is infringing upon the right or claimed right of any person under or with respect to any





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of the Intellectual Property Rights, nor do such Sellers have knowledge of any valid basis for such a claim. In connection with the operation of the Business, Sellers are not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise with respect to third-party patents, trademarks, copyrights or other intellectual property in connection with the conduct of the Business.

         (c) Sellers have not divulged, furnished to or made accessible to any third party any confidential information about the Business, unless disclosed under properly executed and binding confidentiality agreements.

         3.8     Changes in Customers or Suppliers.  Except as set forth on
Schedule 3.8 to this Agreement, neither Seller has received any notice that any major customer or supplier of the Business intends to terminate, limit or reduce its business relations with Sellers either currently or following the consummation of the transactions contemplated by this Agreement. No customer or supplier which was material to the Business in the past twelve (12) month period has terminated, materially reduced or, to the knowledge of either Seller, threatened to terminate or materially reduce its purchases from or provision of products or services to the Business.

         3.9 1996 Sales. Sales for the Foodservice Division were at least $8,965,000 for the twelve (12) month period ended June 30, 1996.


                IV.  Representations and Warranties of Purchaser

         As a material inducement to Sellers to enter into this Agreement and with the understanding that Sellers will be relying thereon in consummating the transactions contemplated by this Agreement, Purchaser represents and warrants to Sellers as follows:

         4.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to carry on its business as it is now being conducted.

         4.2     Corporate Authorization.  Purchaser has full corporate





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power and authority to enter into this Agreement and purchase the Assets in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Purchaser and all other agreements or instruments to be executed by Purchaser pursuant to this Agreement have been duly and effectively authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Purchaser which are, or will be, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity.

         4.3 No Breaches; etc. Purchaser is not in violation of, and the execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Purchaser is a party. Except for the approvals required under the HSR Act, the execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the material violation of any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Purchaser is, was or may be bound.


                           V.  Pre-Closing Covenants

         Each Seller hereby, jointly and severally, covenants and agrees with Purchaser as follows:

         5.1 Cooperation. Each party hereto shall use all commercially reasonable efforts to take or cause to be taken all action reasonably necessary or appropriate to cause the conditions set forth in Sections 8.3 and 8.4 to be satisfied at or prior to the Closing.





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         5.2     Actions Pending Closing.  During the period from the date of this Agreement until the Closing Date, except as Purchaser may otherwise consent to in writing, each Seller shall operate the Business only in the ordinary and regular course consistent with past practice and shall take all actions necessary to maintain the Assets in their present operating condition, ordinary wear and tear excepted.

         5.3     Confidentiality.
         (a) Each party hereto (i) shall keep secret all information received under this Agreement regarding the Business or the other parties hereto and shall use such information only to fulfill this Agreement, and (ii) shall, in a suitable manner, bind to secrecy its agents and employees who gain access to such information.

         (b) The secrecy commitment described in Section 6.4(a) shall not apply to information which:

                 (i) is already known to the recipient at the time it is transferred;

                 (ii) becomes generally available to the public without b reach of the commitment provided for in Section 6.4(a); or

                 (iii) is required to be disclosed by law or by order of a court of competent jurisdiction.

         5.4 Acquisition Proposals. During the period from the date of this Agreement until the earlier of the termination of this Agreement and the Closing Date, Sellers shall not solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, furnish any information for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to, continue, propose or enter into negotiations looking toward or enter into or consummate any agreement or understanding providing for, any sale or other disposition of any portion of the Business or the Assets, or any merger or business combination involving the Business.

         5.5 Access. Sellers shall afford Purchaser and its counsel, accountants and other representatives reasonable access, during





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normal business hours and so as not to interfere with the Business, to all properties, contracts, books and records used in or relating to the Business for the purpose of conducting a due diligence investigation and shall furnish Purchaser copies of such documents and such information with respect to the affairs of the Business as Purchaser may reasonably request from time to time before the Closing. Purchaser and its representatives shall be entitled to contact and communicate with Sellers' employees, vendors, suppliers, customers, manufacturers and all other persons having business dealings with the Business or the Assets. Sellers agree that no investigation by Purchaser or its representatives shall affect or limit the scope of the representations and warranties of Sellers contained herein or in any ancillary document delivered pursuant hereto or limit liability for breach of any such representation or warranty.


                          VI.  Post-Closing Agreement

         Each Seller hereby, jointly and severally, covenants and agrees with Purchaser as follows:

         6.1 Further Assurances. From and after the Closing Date, from time to time, the parties agree to execute and deliver such other instruments and take such other action as may reasonably be requested to more effectively consummate the transactions contemplated herein.

         6.2 Removal of Assets. With respect to the removal of the Assets from the Sellers' facilities (the "Facilities"), the parties agree as follows:
(i) Purchaser shall have the option of not removing any particular Asset and such Asset shall remain the property of Sellers without reduction to the Purchase Price, and (ii) the cost of repairing any damage to the Facilities caused by the removal of a particular Asset shall be borne by Purchaser; provided, however, that Purchaser shall not be responsible for removing, repairing or replacing (i) the electrical and plumbing components serving a particular removed Asset or (ii) the foundations or collection areas on which a particular Asset is located. With respect to the electrical components serving a particular removed Asset, the parties agree that Purchaser shall disassemble such Asset at the point of "hook up" and not electrical





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source and, in connection with the disassembly, Purchaser agrees to cap, relocate or take other appropriate actions with respect to the disconnected electrical wires and cables. Sellers shall be responsible for (i) all expenses (including, without limitation, testing, consulting fees, transportation and disposal costs, remediation, cleanup costs, fines and regulatory fees) associated with the removal of sludge or other waste material (the "Waste Material") generated from the Sellers' use of the Assets, including, without limitation, the Waste Material located in the collection areas and foundations for the Assets, and (ii) for any liabilities arising from the transportation and disposal of the Waste Material or the Release of any Waste Material in connection therewith. Release shall have the meaning ascribed to it by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. The parties acknowledge that PMC shall operate the Assets on behalf of Purchaser for a limited period of time prior to the removal of the Assets in accordance with the Transition Services and Cross License Agreement attached as Exhibit H to this Agreement and Sellers agree that such operation shall not in any way limit the obligations of the Sellers described in the previous sentence. The parties also agree that this Section is intended to clarify the responsibility of the parties with respect to the Waste Material located in the collection areas and foundations for the Assets and is not intended to limit the generality of Section 8.2 which provides that Purchaser shall not assume any liabilities of Seller, including, without limitation, any environmental liability.

         6.3 Collection of Receivables. The parties acknowledge that the Assets shall not include the accounts receivable of the Business and that such accounts receivable shall remain the property of Sellers (the "Retained Accounts Receivable"). Sellers shall use commercially reasonable standards consistent with Sellers' past practice in collecting the Retained Accounts Receivable and shall take no action which would jeopardize the Purchaser's relationship with the account debtor. Purchaser shall reasonably assist Sellers in Sellers' collection of the Retained Accounts Receivable and Purchaser agrees to remit to Sellers all cash, checks or other proceeds received by Purchaser that relate to the Retained Accounts Receivable.





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                             VII.  Employee Matters

         7.1 Employees of the Business. The parties agree that Purchaser presently does not intend to hire any person employed by the Business (the "Business Employees"). Sellers shall remain responsible and liable for any and all obligations to each Business Employee not hired by Purchaser including, without limitation, compliance (if required) with the Consolidated Omnibus Budget Reconciliate Act of 1985, as amended ("COBRA") and the Workers' Adjustment and Retraining Notification Act of 1988 , as amended ("WARN Act"), and all applicable state laws relating to the termination of employment.


                                 VIII.  Closing

         8.1 Time and Place. The closing (the "Closing") shall take place at 9:00 o'clock a.m. on February 25, 1997 at the offices of Sun Coast Industries, Inc., 2700 S. Westmoreland Avenue, Dallas, Texas, (provided all of the conditions to each parties' obligations under Sections 8.3 and 8.4 have been satisfied or waived) or at such time and place as shall be mutually acceptable to the parties (the "Closing Date").

         8.2 General Procedure. At the Closing, each party shall deliver to the other party such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement.

         8.3 Conditions of Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the waiver by Purchaser, on or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties True at the Closing Date. The representations and warranties of the Sellers contained in this Agreement shall be deemed to have been made on and as of the Closing Date and shall then be true and correct in all material respects, and on the Closing Date Sellers shall have delivered to Purchaser officer's certificates to such effect.





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         (b)     Sellers' Performance.  The obligations of Sellers to be
performed on or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed by the Closing Date and on the Closing Date Sellers shall have delivered to Purchaser officer's certificates to such effect.

         (c) Instruments of Conveyance and Transfer. At the Closing, Sellers shall have executed and delivered to Purchaser such bills of sale, assignments, and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser, as are effective to vest in Purchaser good and marketable title to the Assets free and clear of any Encumbrances.

         (d) Adverse Change. No materially adverse change in the condition of the Assets shall have occurred.

         (e) No Change in Law. There shall not have been any action taken or any statute enacted by any governmental authority which would render the parties unable to consummate the transactions contemplated by this Agreement or make the transactions contemplated by this Agreement illegal or prohibit, restrict or substantially delay the consummation of the transactions contemplated by this Agreement.

         (f) Due Diligence. Purchaser shall have completed its due diligence review and shall be satisfied in all respects with its findings.

         (g)     INTENTIONALLY OMITTED.

         (h) Supply Agreement. PMC shall have executed and delivered to Purchaser a Supply Agreement substantially in the form attached hereto as Exhibit F.

         (i) Noncompetition Agreement. Sellers shall have executed and delivered to Purchaser a Noncompetition Agreement substantially in the form attached hereto as Exhibit G.

         (j)     Transition Services and Cross License Agreement.   Sellers
shall have executed and delivered to Purchaser a Transition Services and Cross License Agreement substantially in the form attached hereto as Exhibit H.

         8.4 Conditions of Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Sellers, on or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties True at the Closing Date. The representations and warranties of Purchaser contained in this Agreement shall be deemed to have been made at and as of the Closing Date and shall then be true and correct in all material respects, and on the Closing Date Purchaser shall have delivered to Sellers an officer's certificate to such effect.

         (b) Purchaser's Performance. Purchaser shall, on the Closing Date, pay to Sellers, in accordance with Section 2.1, an amount in cash equal to $2,104,108.

         (c) No Change in Law. There shall not have been any action taken or any statute enacted by any governmental authority which would render the parties unable to consummate the transactions contemplated by this Agreement to make the transactions contemplated illegal or prohibit, restrict or substantially delay the consummation of the transactions contemplated by this Agreement.

         (d) Supply Agreement. Purchaser shall have executed and delivered to PMC a Supply Agreement substantially in the form attached hereto as Exhibit F.

         (e) Noncompetition Agreement. Purchaser shall have executed and delivered to Sellers a Noncompetition Agreement substantially in the form attached hereto as Exhibit G.

         (f)     Transition Services and Cross License Agreement.   Purchaser
shall have executed and delivered to Sellers a Transition Services and Cross License Agreement substantially in the form attached hereto as Exhibit H.

        IX.  Survival of Representations and Warranties; Indemnification

         9.1 Survival of Representations, Warranties, etc. All representations and warranties of the parties made in this Agreement or as provided in this Agreement shall survive the Closing Date for a period of three
(3) years.

         9.2 Sellers' Agreement to Indemnify. Each Seller, jointly and severally, will fully indemnify and hold harmless Purchaser, its officers, directors, employees and affiliates against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, "Losses") resulting from:

                 (a) any misrepresentation or breach or alleged breach of any representation, warranty, covenant or agreement by either Seller made in this Agreement (including, without limitation, the Schedules and Exhibits to this Agreement and the certificates delivered under this Agreement) or as provided in this Agreement;

                 (b) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to either Seller, the Assets or the Business and occurring or in existence prior to the Operating Expiration Date;

                 (c) the failure of either Seller to pay, perform or discharge when due any of the Retained Liabilities;

                 (d) any liability or obligation resulting from, relating to, or arising out of a breach of warranty or similar claim relating to any goods, products or machinery which have been manufactured by either Seller on or prior to the Operating Expiration Date; and

                 (e) any liability or obligation resulting from, relating to, or arising out of any product liability or similar claim relating to any goods, products or machinery which have been manufactured by either Seller on or prior to the Operating Expiration Date.

         9.3 Purchaser's Agreement to Indemnify. Purchaser will fully indemnify and hold harmless Sellers, their officers, directors, employees and affiliates against and in respect of any and all Losses resulting from:

         (a) any misrepresentation or breach or alleged breach of any representation, warranty, covenant or agreement by Purchaser made in this Agreement (including, without limitation, the Schedule and Exhibits to this Agreement and the certificates delivered under this Agreement);

         (b) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Purchaser, the Assets or the Business and occurring and in existence after the Operating Expiration Date, except to the extent related to a Retained Liability;

         (c) any liability or obligation resulting from, relating to, or arising out of a breach of warranty or similar claim relating to any goods, products or machinery which have been manufactured by Purchaser after the Operating Expiration Date; and

         (d) any liability or obligation resulting from, relating to, or arising out of any product liability or similar claim relating to any goods, products or machinery which have been manufactured by Purchaser after the Operating Expiration Date.

         9.4 Procedure for Indemnification. Any person entitled to indemnification under this Agreement shall (i) give prompt notice to the indemnifying party of any third party claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification under this Agreement shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon advice of its counsel, conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party and any other of such indemnified parties with respect to such claim, there may be legal defenses available to one which are different from or additional to those available to the other, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party shall, except with the consent of each indemnified party, consent to any settlement of a claim which does not include only the payment of money and as an unconditional term thereof the giving by the relevant third party to each indemnified party a release of all liability in respect of such claim and no obligation to perform or refrain from performing any act so imposed on any indemnified party by reason thereof.


                               X.  Miscellaneous

         10.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned by Sellers without the prior written consent of Purchaser or by Purchaser without the prior written consent of Sellers, except that Purchaser may, at its election, assign (i) this Agreement to any one or more of its direct or indirect wholly owned subsidiaries, and/or (ii) the right to purchase the Intellectual Property Rights to Carlisle Management Company, so long as the representations and warranties of Purchaser made herein are equally true of the subsidiary and/or Carlisle Management Company. The subsidiary and/or Carlisle Management

Company shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof. Nothing in this Agreement, express or implied, is intended to, or shall confer on, any person other than any of the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.2 Governing Law. This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with the laws of the State of New York without giving effect to choice of law principles.

         10.3 Notices. All notices, consents, requests, demands, instructions or other communications provided for in this Agreement shall be in writing and shall be deemed validly given, made and served when delivered personally, or sent by certified or registered mail, postage prepaid, overnight courier or by telephone facsimile, pending the designation of another address, addressed as follows:

         If to Sellers:                 Sun Coast Industries, Inc.
                                        2700 S. Westmoreland Avenue
                                        Dallas, TX  75233
                                        Attn:  President
                                        Fax No. (214) 467-7104

         If to Purchaser:               Carlisle FoodService Products,
                                        Incorporated
                                        2100 Sanders Road, Suite 120
                                        Northbrook, IL  60062-6143
                                        Attn:  Robert K. Parmacek
                                        Fax No. (847) 564-0416

         With a copy to:                Carlisle FoodService Products,
                                        Incorporated
                                        12 N.E. 36th Street
                                        Oklahoma City, OK  73152-3006 (FedEx)
                                        Attn:  David M. Shannon, Jr.
                                        Fax No. (405) 528-6338

         With a copy to:                Carlisle Companies Incorporated
                                        250 South Clinton Street, Suite 201

                                        Syracuse, New York  13202-1258
                                        Attn:  Secretary and General Counsel
                                        Fax No. (315) 474-2008

         10.4 Entire Agreement and Counterparts. This Agreement, the attached Exhibits and Schedules evidence the entire agreement between the Sellers and Purchaser relating to the purchase and sale of the Assets and supersede in all respects any and all prior oral or written agreements or understandings. This Agreement shall be amended or modified only by written instrument signed by the Sellers and Purchaser. This Agreement may be executed in counterparts.

         10.5 Headings. Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

         10.6 Expenses. Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         10.7 Bulk Sales Laws. Purchaser and Sellers waive compliance with the provisions of any bulk sales laws, including Article 6 of the Uniform Commercial Code as it may be in effect in any applicable jurisdiction.
Sellers, jointly and severally, shall indemnify and hold harmless the Purchaser against any Losses which may be incurred by Purchaser as a result of the non-compliance with any such "Bulk Sales" provisions or Laws.

         10.8 Taxes. Any sales, use or excise taxes payable in connection with these transactions shall be paid equally by Sellers and Purchaser. Each party agrees to execute all of the documents and to take such other action or corporate proceedings as may be necessary or desirable to structure the transaction which is the subject of this Agreement as an "exempt occasional sale" under applicable tax law, to obtain the relevant tax exemption certificates and to provide copies of such certificates to the other parties hereto.

         10.9 Severability. Each and every provision of this Agreement shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction which cannot be adjusted and reformed shall for the purposes of that jurisdiction, be voided. Any adjustment, reformation or voidance of any provision of this Agreement shall only be effective in the jurisdiction requiring such adjustment or voidance, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or adjusting, reforming, voiding or rendering that provision or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         10.10 Specific Performance. Sellers acknowledge that Purchaser will have no adequate remedy at law if Sellers fail to perform any of their obligations under this Agreement. In such event, Purchaser shall have the right, in addition to any other right it may have, to specific performance of this Agreement.

         10.11 Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the Closing;

         (a)     by mutual written agreement of Purchaser and Sellers, or

         (b) by either Purchaser or Sellers if the Closing shall not have occurred on or before March 31, 1997 (the "Termination Date"); provided, the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

         IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

                                  SUN COAST HOLDINGS, INC.

                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

                                  PLASTICS MANUFACTURING COMPANY

                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

                                  CARLISLE FOODSERVICE PRODUCTS, INCORPORATED

                                        By:
                                             ------------------------------
                                             Name:
                                             Title: